Exhibit 99.4

AZORA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash	$4,216	$282
Prepaid expenses and other current assets	11	8
Total current assets	4,227	290
Other noncurrent assets	7	7
Total assets	$4,234	$297
Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilites:
Accounts payable	$27	$26
Accrued expenses and other current liabilities	594	459
Total current liabilities	621	485
Convertible promissory notes, includes related party amounts of $0.1 million as of March 31, 2026	4,011	-
Total liabilities	$4,632	$485
Commitments and contingencies (Note 11)
Series A-1 convertible preferred stock, $0.0001 par value, 11,191,152 shares authorized as of March 31, 2026 and December 31, 2025; 11,191,152 shares issued and outstanding as of March 31, 2026 and December 31, 2025; liquidation value of $5,596 as of March 31, 2026 and December 31, 2025.	5,542	5,542
Series A-2 convertible preferred stock, $0.0001 par value, 6,783,587 shares authorized as of March 31, 2026 and December 31, 2025; 6,783,587 shares issued and outstanding as of March 31, 2026 and December 31, 2025; liquidation value of $2,764 as of March 31, 2026 and December 31, 2025.	2,764	2,764
Series A-3 convertible preferred stock, $0.0001 par value, 1,082,443 shares authorized as of March 31, 2026 and December 31, 2025; 1,055,262 shares issued and outstanding as of March 31, 2026 and December 31, 2025; liquidation value of $581 as of March 31, 2026 and December 31, 2025.	559	559
Total convertible preferred stock	8,865	8,865
Stockholders’ deficit:
Common stock, $0.0001 par value, 48,800,000 shares authorized as of March 31, 2026 and December 31, 2025; 22,857,534 shares issued and outstanding as of March 31, 2026 and December 31, 2025.	2	2
Additional paid-in capital	109	107
Accumulated deficit	(9,575)	(9,363)
Accumulated other comprehensive income	201	201
Total stockholders’ deficit	(9,263)	(9,053)
Total liabilities, convertible preferred stock and stockholders’ deficit	$4,234	$297

The accompanying notes are an integral part of these condensed consolidated financial statements.

AZORA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Three months ended March 31,
	2026	2025
Operating expenses:
Research and development	$15	$234
General and administrative	185	178
Total operating expenses	200	412
Loss from operations	(200)	(412)
Other income (expense), net:
Change in fair value of convertible promissory notes	(11)	-
Other income (expense), net	(1)	27
Total other income (expense), net	(12)	27
Net loss	$(212)	$(385)
Other comprehensive loss
Foreign currency translation adjustment, net of taxes	-	(31)
Total other comprehensive loss	-	(31)
Total comprehensive loss	$(212)	$(416)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AZORA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share amounts)

	Convertible Preferred Stock								Additional		Accumulated Other	Total
	Series A-1		Series A-2		Series A-3		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit
Balance at December 31, 2025	11,191,152	$5,542	6,783,587	$2,764	1,055,262	$559	22,857,534	$2	$107	$(9,363)	$201	$(9,053)
Stock-based compensation expense	-	-	-	-	-	-	-	-	2	-	-	2
Net loss	-	-	-	-	-	-	-	-		(212)	-	(212)
Balance at March 31, 2026	11,191,152	$5,542	6,783,587	$2,764	1,055,262	$559	22,857,534	$2	$109	$(9,575)	$201	$(9,263)

	Convertible Preferred Stock								Additional		Accumulated Other	Total
	Series A-1		Series A-2		Series A-3		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit
Balance at December 31, 2024	11,191,152	$5,542	6,783,587	$2,764	1,055,262	$559	22,857,534	$2	$97	$(8,619)	$456	$(8,064)
Stock-based compensation expense	-	-	-	-	-	-	-	-	3	-	-	3
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	(31)	(31)
Net loss	-	-	-	-	-	-	-	-		(385)	-	(385)
Balance at March 31, 2025	11,191,152	$5,542	6,783,587	$2,764	1,055,262	$559	22,857,534	$2	$100	$(9,004)	$425	$(8,477)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AZORA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(212)	$(385)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2	3
Change in fair value of convertible promissory notes	11	-
Realized and unrealized foreign exchange gain (loss)	-	(29)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3)	57
Other noncurrent assets	-	(7)
Accounts payable	2	(15)
Deferred grant liability	-	(4)
Accrued expenses	134	133
Net cash used in operating activities	(66)	(247)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	4,000	-
Net cash provided by financing activities	4,000	-
Effect of exchange rate changes on cash	-	(5)
Net increase (decrease) in cash	3,934	(252)
Cash at beginning of period	282	675
Cash at end of period	$4,216	$423

The accompanying notes are an integral part of these condensed consolidated financial statements.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Basis of Presentation

Azora Therapeutics, Inc. (collectively with its wholly owned subsidiary, Azora Therapeutics Australia PTY LTD, the “Company”) was originally incorporated on May 4, 2017 under the laws of the state of Delaware under the name Meya Pharmaceuticals, Inc. In March 2019, Meya Pharmaceuticals, Inc. changed its name to Azora Therapeutics, Inc. The Company is a biopharmaceutical company focused on developing aryl hydrocarbon receptor agonists to treat autoimmune diseases. The Company’s small molecule formulations are designed to rebalance the body’s natural immune response mechanisms in order to treat serious inflammatory diseases.

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements as of and for the year ended December 31, 2025, and, in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the Company’s condensed consolidated balance sheet as of March 31, 2026, the condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2026 and 2025, condensed consolidated statements of shareholders’ deficit for the three months ended March 31, 2026 and 2025 and the condensed consolidated statements of cash flows for the three months ended March 31, 2026 and 2025.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the accompanying notes for the year ended December 31, 2025. The condensed consolidated balance sheet data as of December 31, 2025 presented for comparative purposes was derived from the Company’s audited consolidated financial statements but does not include all disclosures required by U.S. GAAP and Article 8 of Regulation S-X. The results for the three months ended March 31, 2026 and 2025 are not necessarily indicative of results to be expected for the year ending December 31, 2026, any other interim periods, or any future year or period.

The Company’s significant accounting policies are disclosed in the audited consolidated financial statements for the year ended December 31, 2025. Since the date of the audited consolidated financial statements for the year ended December 31, 2025, there have been no changes to its significant accounting policies except as noted below.

Merger and Financing

On June 11, 2026, Adial Pharmaceuticals, Inc. (“Adial” or the “Acquirer”) completed the acquisition of the Company pursuant to a merger agreement, with Azora surviving as a wholly owned subsidiary of Adial. At closing, in exchange for all shares of capital stock of the Company, Adial issued 437,421 shares of common stock and 12,930.617 shares of Series A Non-Voting Convertible Preferred Stock, each convertible into 1,000 shares of common stock, subject to certain conditions, including stockholder approval. The Company’s outstanding stock options were assumed and converted into options to purchase an aggregate of 1,177,782 shares of Adial’s common stock, also subject to stockholder approval.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Concurrently with the Closing, Adial entered into the Purchase Agreement with certain purchasers (the “PIPE Investors”), pursuant to which Adial agreed to issue Initial Closing Pre-Funded Warrants, Milestone Pre-Funded Warrants, and Milestone Incentive Warrants in a private placement financing (the “PIPE Financing”). At the Initial Closing on June 12, 2026, Adial issued Initial Closing Pre-Funded Warrants to purchase an aggregate of 9,749,345 shares of its common stock at a price of $2.7489 per Initial Closing Pre-Funded Warrant (the “Purchase Price”), for gross proceeds of approximately $26.8 million. The PIPE Investors may also participate in a future Milestone Closing, pursuant to which Adial may issue Milestone Pre-Funded Warrants to purchase up to an aggregate of 9,749,345 shares of its common stock and Milestone Incentive Warrants to purchase up to an aggregate of 9,749,345 shares of its common stock upon the occurrence of specified milestone events, resulting in aggregate additional proceeds to Adial of up to approximately $26.8 million.

Each Pre-Funded Warrant has an exercise price of $0.001 per share, does not expire until exercised in full, and is exercisable upon receipt of stockholder approval, subject to certain beneficial ownership limitations. The Milestone Incentive Warrants have an exercise price equal to the Purchase Price, expire five years from issuance, and are subject to substantially similar stockholder approval and beneficial ownership provisions.

In connection with the Merger, Adial also facilitated the extinguishment of $5.5 million of Azora convertible promissory notes through exchange agreements, whereby noteholders received pre-funded warrants to purchase 2,031,603 shares of common stock and may participate in future milestone financings on similar terms as PIPE Investors. The former noteholders are also entitled to participate in Milestone Closings to purchase Milestone Pre-Funded Warrants and Milestone Incentive Warrants to purchase up to an aggregate of 2,031,603 shares of Adial common stock, each on substantially the same terms as the PIPE Investors.

Liquidity and Going Concern

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the condensed consolidated financial statements are available to be issued.

To date, the Company has funded its operations primarily with proceeds from the issuance and sale of convertible preferred stock and convertible promissory notes and the receipt of grant funding. As of March 31, 2026, the Company has raised an aggregate of $13.4 million in net proceeds through the sale of convertible preferred stock and convertible promissory notes and the receipt of grant funding. The Company has incurred annual net operating losses in every year since inception, including net losses of $0.2 million and $0.4 million for the three months ended March 31, 2026 and 2025, respectively. As of March 31, 2026, the Company had cash of $4.2 million and an accumulated deficit of $9.6 million. The Company expects its operating losses to continue into the foreseeable future as it continues to pursue its research and development efforts.

The Company’s ability to continue as a going concern is dependent upon the ability to raise additional debt or equity capital. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Based upon the Company’s current plans, management believes there currently is insufficient financial resources to fund the Company’s operations for at least twelve months from the date these condensed consolidated financial statements are available to be issued. As such, there is substantial doubt about the Company’s ability to continue as a going concern. To address the Company’s capital needs, the Company will continue to actively pursue additional equity or debt financing. Adequate financing opportunities might not be available to the Company, when and if needed, on acceptable terms or at all. If the Company is unable to obtain additional financing in sufficient amounts or on acceptable terms under such circumstances, the Company’s operating results and prospects will be adversely affected. The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement (“ASC 820”) identifies fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In determining fair value, the use of various valuation approaches, including market, income, and cost approaches, is permitted.

A fair value hierarchy has been established based on whether the inputs to valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from sources independent of the reporting entity and unobservable inputs reflect the entity’s own assumptions about how market participants would value an asset or liability based on the best information available. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.

As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

●	Level 1 – Quoted market prices in active markets;

●	Level 2 – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3 – Unobservable inputs in which there is little or no market data.

To the extent that the valuation is based on inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

During the three months ended March 31, 2026, the Company issued convertible promissory notes, which are measured at fair value on the issuance date, with changes in fair value recognized in other income (expense), net on the condensed consolidated statements of operations and comprehensive loss. The carrying amounts of the Company’s cash, prepaid expenses and other current assets, other non-current assets, accounts payable, and accrued expenses approximate their fair values due to their short-term nature.

Change in Fair Value of Convertible Notes

Beginning in March 2026, the Company began issuing convertible promissory notes to investors. The Company has elected to apply the fair value measurement option and recognized the convertible promissory notes at fair value with changes in fair value recognized on the condensed consolidated statements of operations and comprehensive loss. The fair value option may be applied instrument by instrument, but it is irrevocable. As a result of applying the fair value option, costs incurred upon issuance of the convertible promissory notes were recorded as an expense on the condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2026. Accrued interest related to the convertible promissory notes has been included within the change in fair value of convertible notes line within other income (expense), net on the condensed consolidated statements of operations and comprehensive loss.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. Recent Accounting Pronouncements

Recently Issued

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires entities to disclose additional information about specific expense categories in the notes to the financial statements. ASU 2024-03 is effective for annual periods beginning after March 15, 2026 and for interim periods within fiscal years beginning after March 15, 2027. Early adoption is permitted. ASU 2024-03 may be applied retrospectively or prospectively. The Company is currently evaluating the effect of this update on its financial statements and related disclosures.

4. Fair Value Measurements

The following table presents information about the Company’s financial liabilities measured at fair value on a recurring basis at March 31, 2026 (in thousands):

	Fair value measurements
	Level 1	Level 2	Level 3	Total
Financial liabilities:
Convertible promissory notes	$-	$-	$4,011	$4,011
Total financial liabilities	$-	$-	$4,011	$4,011

As of December 31, 2025, there were no financial assets and liabilities measured at fair value. During the three months ended March 31, 2026 and 2025, there were no transfers between levels.

2026 Notes

Beginning in March 2026, the Company issued convertible promissory notes (the “2026 Notes”) to various investors for a total principal amount of $4.0 million with a stated interest rate of 8.0% per annum and a maturity date of March 16, 2028. In May 2026, the Company completed the final closing of the 2026 Notes on the same terms as the initial issuances of the 2026 Notes for an aggregate principal amount of $1.5 million.

Upon a qualified financing, which is an event in which the Company issues and sells its convertible preferred stock to investors with total gross proceeds equal to at least $50.0 million, the outstanding principal and accrued interest of the 2026 Notes will automatically convert into the equity securities sold in such a financing at the conversion price then in effect. The 2026 Notes were subsequently extinguished as a part of the PIPE Financing discussed in Note 1.

The 2026 Notes are classified as a liability on the Company’s condensed consolidated balance sheets and the Company elected to record the 2026 Notes at fair value upon issuance and to subsequently remeasure the fair value at every reporting date. The fair value of the 2026 Notes is an estimate based on significant inputs not observable in the market, representing a Level 3 measurement within the fair value hierarchy. The Company records any change in fair value to the 2026 Notes within the change in fair value of convertible notes line in other income (expense), net on the condensed consolidated statements of operations and comprehensive loss.

The Company recorded accrued interest of $11 thousand as a change in fair value of the 2026 Notes for the three months ended March 31, 2026. Since the 2026 Notes were issued shortly prior to March 31, 2026 and there were no inflection points for the Company or other significant economic fluctuations, the Company has determined that the only change in fair value during the period is attributable to the accrual of contractual interest.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The table below presents changes in the 2026 Notes liability during the three months ended March 31, 2026:

Convertible Promissory Notes
Balance as of December 31, 2025	$-
Issuance of convertible promissory notes	4,000
Change in fair value of convertible promissory notes	11
Balance as of March 31, 2026	$4,011

5. Prepaid Expenses and Other Current Assets

As of March 31, 2026 and December 31, 2025, prepaid expenses and other current assets consisted of the following (in thousands):

	March 31,	December 31,
	2026	2025
Prepaid research and development expenses	$2	-
Prepaid employee benefits	3	3
Prepaid insurance	1	3
Other prepaid expenses	5	2
Total	$11	$8

6. Accrued Expenses and Other Current Liabilities

As of March 31, 2026 and December 31, 2025, accrued expenses and other current liabilities consisted of the following (in thousands):

	March 31,	December 31,
	2026	2025
Accrued research and development expenses	$2	$11
Accrued professional expenses	26	1
Accrued personnel expenses	558	445
Accrued other expenses	1	-
Other current liabilities	7	2
Total	$594	$459

7. Grant Income

In October 2024, the Company entered into a grant agreement with the Kenneth Rainin Foundation under which the Company was awarded $0.3 million to reimburse specific research and development expenses incurred in support of a novel oral small-molecule program for ulcerative colitis. The grant funds were required to be distributed or committed within 12 months of the grant date, and the Company received the full $0.3 million in grant funds in October 2024. During the three months ended March 31, 2025, the Company incurred reimbursable research and development expenses of $4 thousand. As of March 31, 2025, the full amount of the second grant had been utilized, and no deferred grant liability remained.

Reimbursements under the grant agreement are recorded as reductions of the related research and development expenses in the Company’s condensed consolidated statements of operations and comprehensive loss. Any grant proceeds received in advance of eligible expenditures are recorded as a deferred grant liability in the condensed consolidated balance sheets.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8. Convertible Preferred Stock

As of March 31, 2026 and December 31, 2025, the Company’s certificate of incorporation, as amended and restated (the “Amended and Restated Certificate of Incorporation”) authorized the Company to issue 19,057,182 shares of preferred stock, at $0.0001 par value per share.

Series A-1

On June 1, 2021, the Company entered into the Series A preferred stock purchase agreement (the “Series A Purchase Agreement”) with several investors in which the Company issued and sold 9,941,152 shares of Series A-1 convertible preferred stock (“Series A-1”, the “Series A Initial Issuance”), with a par value of $0.0001, at a purchase price of $0.50 per share for total proceeds of $4.9 million, net of issuance costs of $0.1 million. The Series A Purchase Agreement allows for one additional sale of up to 11,191,152 shares of Series A-1 (“Series A-1 Additional Issuance”) to one or more purchasers within 90 days of the Series A Initial Issuance. An additional 1,250,000 shares of Series A-1 were issued at $0.50 per share on August 30, 2021, as part of the Series A-1 Additional Issuance, for total proceeds of $0.6 million.

Series A-2

From March through June 2021, the Company issued convertible promissory notes (the “2021 Notes”) in the principal amount of $2.7 million. In June 2021, concurrently with the Series A Purchase Agreement, all of the outstanding principal plus $0.1 million of accrued interest relating to the 2021 Notes was automatically converted into 6,783,587 shares of Series A-2 convertible preferred stock (“Series A-2”), with a par value of $0.0001, at a purchase price of $0.40750 per share.

Series A-3

On August 2, 2023, the Company entered into the Series A-3 preferred stock purchase agreement (the “Series A-3 Purchase Agreement”) with several investors in which the Company issued and sold 1,055,262 shares of Series A-3 convertible preferred stock (“Series A-3”), with a par value of $0.0001, at a purchase price of $0.5510 per share for total proceeds of $0.6 million, net of issuance costs of $22 thousand.

The following table presents information about the Series A-1, Series A-2, and Series A-3 (collectively the “Convertible Preferred Stock”) as of March 31, 2026 and December 31, 2025 (in thousands except share and per share amounts):

	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Value	Common Stock Issuable Upon Conversion
Series A-1 Convertible Preferred Stock	11,191,152	11,191,152	$5,542	$5,596	11,191,152
Series A-2 Convertible Preferred Stock	6,783,587	6,783,587	2,764	2,764	6,783,587
Series A-3 Convertible Preferred Stock	1,082,443	1,055,262	559	581	1,055,262
Total	19,057,182	19,030,001	$8,865	$8,941	19,030,001

The following is a description of the rights of the holders of the Convertible Preferred Stock as of March 31, 2026:

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company, including a deemed liquidation event, each holder of a share of the Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to the greater of the original issuance price plus any declared but unpaid dividends or the amount that would be payable if all classes of stock had converted to common.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In the event of a deemed liquidation event, if the assets of the Company available for distribution are insufficient to pay the holders of Convertible Preferred Stock in the full amount they are entitled, the holders of Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the number of preferred shares that they hold.

Each of the following events shall be considered a Deemed Liquidation Event (“Deemed Liquidation Event”); a merger, consolidation, the sale, lease, transfer, exclusive license or other disposition of all or substantially all of this Company’s assets/intellectual property or the sale or transfer of stock representing a more than 50% of the voting power of the voting securities of the Company.

Redemption

The Convertible Preferred Stock do not contain any mandatory redemption features, except for the contingent redemption upon the occurrence of a Deemed Liquidation Event.

Conversion

Each share of Convertible Preferred Stock is convertible at the option of the holder, at any time after the date of issuance and without the payment of any additional consideration, into that number of shares of common stock as is determined by dividing the original issuance price of $0.50 per share for Series A-1, $0.4075 per share for Series A-2, and $0.5510 per share for Series A-3 by the conversion price in effect at the time of conversion. As of March 31, 2026 and December 31, 2025, the conversion prices were equal to the original issuance prices.

All outstanding shares of Convertible Preferred Stock are automatically convertible based upon either: (i) the written consent of holders of a majority of all outstanding preferred stock , voting as a single class and on an as converted basis, (ii) the closing of a sale of shares of common stock to the public in a firm commitment underwritten public offering resulting in at least $25.0 million of gross proceeds or market capitalization of the Company of at least $150.0 million, or (iii) the effectiveness of a registration statement in connection with a listing on a national securities exchange, provided that within 30 days the Company obtains an independent third party valuation demonstrating market capitalization of the Company of at least $150.0 million.

Voting Rights

The holders of Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is convertible at the time of such vote. The holders of Convertible Preferred Stock vote together with the common stockholders as a single class.

Protective Rights

Holders of Convertible Preferred Stock are entitled to protective rights, which require the affirmative vote of a majority of the Convertible Preferred Stock stockholders for certain corporate actions, which include, but are not limited to the sale of the Company, its liquidation, the acquisition of assets or a business, and the authorization of additional shares of the Company’s capital.

Dividend Rights

The holders of Convertible Preferred Stock are entitled to receive, when and if declared by the board of directors, noncumulative dividends at the annual rate of 6% of the original issuance price per share of the Convertible Preferred Stock, subject to certain adjustments. No dividends have been declared through March 31, 2026.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. Common Stock

As of March 31, 2026 and December 31, 2025, the Company is authorized to issue up to 48,800,000 shares of common stock, with a $0.0001 par value per share.

The holders of common stock are entitled to one vote per share of common stock owned and are entitled to dividends, when and if declared by the Company’s board of directors. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights of the Convertible Preferred Stock stockholders.

The Company has reserved shares of common stock for the conversion or exercise of the following securities:

	March 31,	December 31,
	2026	2025
Redeemable convertible preferred stock	19,030,001	19,030,001
Options to purchase common stock	1,224,772	1,224,772
Common stock reserved for future issuance under the 2017 Plan	3,312,147	3,312,147
Total	23,566,920	23,566,920

10. Stock-based Compensation

2017 Equity Incentive Plan

The Company authorized the 2017 Equity Incentive Plan, as amended (the “2017 Plan”), which permits the grant of stock options and restricted common stock to its employees for up to 4,869,453 shares of common stock. All option awards are granted with an exercise price equal to or greater than the market price of the Company’s common stock at the date of grant. Option awards generally vest over four years, and the vested options are exercisable over a period no longer than 10 years after the grant date. Certain option and restricted common stock awards provide for accelerated vesting if there is a change in control as defined in the 2017 Plan. As of March 31, 2026, there were 3,312,147 options available for future grant under the 2017 Plan.

Stock Options

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. There were no options granted during either of the three months ended March 31, 2026 or 2025.

A summary of option activity under the 2017 Plan for the three months ended March 31, 2026 is presented below:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2025	1,224,772	$0.23	6.12	$86
Granted	-	$-
Exercised	-	$-
Cancelled or forfeited	-	$-
Outstanding at March 31, 2026	1,224,772	$0.23	5.94	$9
Vested and expected to vest as of March 31, 2026	1,224,772	$0.23	5.94	$9
Vested and exercisable as of March 31, 2026	1,142,531	$0.22	5.81	$9

Stock-Based Compensation Expense

Stock-based compensation expense was immaterial for the three months ended March 31, 2026 and 2025. Unrecognized stock-based compensation expense as of March 31, 2026 was immaterial.

AZORA THERAPEUTICS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. Commitments and Contingencies

Legal Proceedings

The Company is not currently a party to and is not aware of any legal proceedings.

Other Contracts

The Company is party to various contracts with contract research organizations and contract manufacturers that generally provide for termination on notice, with the exact amounts in the event of termination to be based on the timing of the termination and the terms of the agreement.

There are no contractual obligations arising from these arrangements as of March 31, 2026 and December 31, 2025.

Indemnification Agreements

As permitted under Delaware law, the Company indemnifies its officers, directors, and employees for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The term of the indemnification is for the officer’s or director’s lifetime. Further, in the ordinary course of business the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date however, the Company has not incurred any material costs as a result of such indemnifications nor experienced any losses related to them. As of March 31, 2026 and December 31, 2025, the Company was not aware of any claims under indemnification arrangements and does not expect significant claims related to these indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible; therefore, no related reserves were established.

12. Related Parties

The Company’s Chief Executive Officer and Chief Operating Officer are members of the Company’s board of directors and together with their immediate families, hold approximately 36% and 25%, respectively, of the Company’s outstanding equity at both March 31, 2026 and December 31, 2025. As a result of their ownership interests and management roles, the Chief Executive Officer and Chief Operating Officer have significant influence over the Company’s management, operations, and strategic direction, including matters subject to board of director approval.

In addition, in March 2026, the Company issued 2026 Notes to the Company’s former Chief Financial Officer and to a family member of the Company’s Chief Executive Officer in an aggregate principal amount of $0.1 million. The 2026 Notes issued to related parties were issued on the same terms as those offered to unaffiliated investors.

13. Subsequent Events

The Company evaluated subsequent events through August 10, 2026, the date these financial statements were issued, for events requiring recording or disclosure in the financial statements for the three months ended March 31, 2026. Except as noted below and in Note 1, the Company concluded that no subsequent events have occurred that require disclosure.

Stock Option Grants

In April 2026, the Company issued options to purchase 2,465,610 shares of common stock with an exercise price of $0.20 per share. 523,595 of the options issued vest fully upon the occurrence of merger or similar transaction and the remaining options issued vest over a four-year term. The aggregate grant date fair value of the options issued in April 2026 was $0.4 million.